UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 587-7374

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On December 6, 2011, SESI, L.L.C. (“SESI”), a wholly-owned subsidiary of Superior Energy Services, Inc. (the “Company”), completed its previously announced sale of $800,000,000 aggregate principal amount of 7.125% Senior Notes due 2021 (the “Notes”) to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Capital One Southcoast, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., CIBC World Market Corp., Citigroup Global Markets Inc., Comerica Securities, Inc., HSBC Securities (USA) Inc., Morgan Keegan & Company, Inc., Banco Bilbao Vizcaya Argentaria, S.A., PNC Capital Markets LLC, Standard Chartered Bank, and Johnson Rice & Company L.L.C. (collectively, the “Initial Purchasers”). The Notes were sold in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an indenture, dated December 6, 2011 (the “Indenture”), by and among the Company, as guarantor, SESI, substantially all of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture contains negative covenants that, among other things, limit the Company’s, SESI’s and their restricted subsidiaries’ ability to incur additional indebtedness, pay dividends or make other distributions, sell assets, enter into transactions with affiliates, enter into agreements limiting the ability of subsidiaries to pay dividends, incur liens or consolidate, merge or sell all or substantially all of their assets and, prior to the earlier of the closing of the Complete merger or the special mandatory redemption of the Notes (described below), restrict SESI’s activities to investing the proceeds from the Notes in U.S. government securities. The Indenture also contains affirmative covenants regarding the filing of reports with the Securities and Exchange Commission and the provision of an annual compliance certificate to the Trustee. Substantially all of such covenants will terminate in the event that the Notes attain an investment grade rating from both S&P and Moody’s. The Indenture also contains customary events of default, including payment defaults, breaches of covenants, failure to pay judgments and events of bankruptcy, insolvency and reorganization. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. The Notes automatically become due and payable if an event of default relating to specified events of bankruptcy, insolvency or reorganization occurs. If the previously announced agreement and plan of merger with Complete Production Services, Inc. (“Complete”), is terminated or the acquisition of Complete is not consummated on or before May 31, 2012, SESI is required to redeem the Notes at a special mandatory redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes to, but not including the, the special mandatory redemption date.

Prior to December 15, 2014, SESI may, at its option, redeem up to 35% of the Notes with the net cash proceeds of sales of the Company’s equity securities, at a redemption price of 107.125% of the principal amount, plus accrued and unpaid interest, as well as any additional interest thereon. On or after December 15, 2016 SESI may redeem all or part of the Notes at redemption prices specified in the Indenture. In addition, at any time prior to December 15, 2016 all or part of the Notes may be redeemed by SESI at a price equal to 100% of the principal amount of the Notes so redeemed plus a premium equal to the greater of 1% of the principal amount of the Notes so redeemed or the excess of the present value of the redemption price of the Notes so redeemed on December 15, 2016 plus all required interest payments through December 15, 2016 (computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points) over the principal amount of the Notes so redeemed. Upon the occurrence of a “Change in Control” (as defined in the Indenture), each holder of the Notes will have the right to require SESI to purchase that holder’s Notes for a cash price equal to 101% of their principal amount, plus accrued and unpaid interest. SESI may also be required to make an offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, in the event of certain asset sales.

A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to such exhibit.

Registration Rights Agreement

In connection with the sale of the Notes, on December 6, 2011, the Company, SESI and the Subsidiary Guarantors entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company, SESI and the Subsidiary Guarantors have agreed to file with the Securities and Exchange Commission a registration statement to allow the holders of the Notes to exchange the Notes and the related guarantees for registered notes and guarantees having substantially identical terms as the Notes and related guarantees, evidencing the same indebtedness of SESI as the Notes, and to use reasonable best efforts to cause the exchange offer registration statement to be declared effective and consummate the exchange offer within 270 days after December 6, 2011. In certain circumstances, the Company, SESI and the Subsidiary Guarantors may be required to file a shelf registration statement to register the Notes under the Securities Act.

If the Company, SESI and the Subsidiary Guarantors fail to comply with their obligations under the Registration Rights Agreement, SESI may be required to pay additional interest, as calculated in the Registration Rights Agreement, with respect to the Notes.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report with respect to the Notes is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of December 6, 2011, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

10.1	Registration Rights Agreement, dated December 6, 2011, by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor Chief Financial Officer

Dated: December 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 6, 2011, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

10.1	Registration Rights Agreement, dated December 6, 2011, by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers.